Settlement Terms Related to Arbitration of License Agreement
Dated September 15, 1993 Between PHARMACIA Corporation, on behalf of MONSANTO, as defined herein, and OMEGATECH Inc., a Colorado
Corporation

10 May, 2000

        1) OMEGATECH will pay MONSANTO (a) an annual payment of 5% on Net Sales of Human Application Products and Aquaculture Products and (b) an annual payment of 2% on Net Sales of Animal Application Products (the “Annual Payments”). No Annual Payments will be made with respect to OMEGATECH’s own branded consumer products or products used therein. In addition, a front end payment of $2,000,000 will be paid by OMEGATECH to MONSANTO within 30 days following the date of this Agreement. OMEGATECH shall make an additional payment to MONSANTO if OMEGATECH completes an initial public offering of its stock (“IPO”), of 1% of the net proceeds of that offering. The maximum total payments, including 1) the Annual Payments, 2) the front end payment and 3) 1% of net proceeds of such IPO, will be capped at $28.5 million Net Present Value as of July 1, 2000 determined at a 12% per annum discount rate (the “Cap”).

        2) Net Sales, as used herein, shall mean the gross dollar amount of sales of Products or royalty proceeds from OmegaTech Technology or Jointly Developed Technology received from a customer or licensee by OMEGATECH, its Affiliates or assignees, less any of the following items included in the gross dollar amount of sales or royalties as shown on the applicable invoice:

            a)    any of the following actually allowed to customers: quantity discounts, cash discounts, returns, rebates orretroactive price reductions;

            b)    excise, sales or value added taxes;

            c)    freight, duties, warehousing and port clearance charges, or distributor discounts or allowances; or

            d)    commissions, if any, paid on the applicable transaction to unrelated third parties (i.e., individuals who are not employed by OMEGATECH or an Affiliate thereof, or entities which are not OMEGATECH or an Affiliate thereof).

         If a Product is sold for less than its fair market value to an Affiliate of OMEGATECH the gross dollar amount of such sale will be increased to reflect the fair market value for such Product which would be paid by an unrelated buyer after arm’s length negotiations.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        3) Annual Payments shall be due on or before July 31 of each calendar year for Net Sales from the previous Fiscal Year. “Fiscal Year” shall mean a twelve-month period starting on July 1 and ending on June 30 of the subsequent year. Beginning on July 31, 2003, each Annual Payment shall be: a) the actual sum owed pursuant to subparagraphs 1(a) and 1(b), or b) $500,000 per year, whichever is greater.

        4) After completing the Annual Payment due on July 31, 2010, OMEGATECH’s maximum total payment under Paragraphs 1 and 3 shall be satisfied if OMEGATECH pays MONSANTO the lesser of: a) $3 million or b) the difference between $28.5 million and the Net Present Value as of July 1, 2000, of the total payments actually made by OMEGATECH to MONSANTO under Paragraphs 1 and 3, including 1) Annual Payments 2) the front end payment and 3) 1% of net proceeds of the IPO.

        5) All rights and obligations of both parties under the License Agreement dated September 15, 1993 between Merck & Co. and OMEGATECH (the “License Agreement”), as amended, shall terminate. This Agreement cancels and supercedes the License Agreement.

        6) MONSANTO shall cooperate and assist OMEGATECH with the transfer (to the extent permitted by the agreements) of all rights under existing third party agreements relating to OMEGATECH Technology and/or Jointly Developed Technology, at OMEGATECH’s option. MONSANTO shall also cooperate and assist in the transfer of all Jointly Developed Technology to OMEGATECH.

        7) MONSANTO will transfer to OMEGATECH:

            a)     All regulatory, safety, clinical and pre-clinical studies and data relating to OMEGATECH Technology, and/or Jointly Developed Technology within thirty (30) days of the date of this Agreement;

            b)     All materials, marketing data and other information developed during the course of the License Agreement and relating to OMEGATECH Technology and/or Jointly Developed Technology;

            c)     All OMEGATECH Technology and/or Jointly Developed Technology including the Microorganisms, all manuals and SOPs relating to the manufacturing, extraction, and processing of DHA and ARA biomass and oil, and any sequences, cDNA libraries, plasmids, electronic copies of DNA sequences, and other biomaterials relating to any OMEGATECH Technology and/or Jointly Developed Technology; and

            d)     All intellectual property rights, including patents, patent applications, trade secrets and know how, copyrights and trademarks, (including, but not limited to SeaGold) claiming, disclosing or applying to OMEGATECH Technology and/or Jointly Developed Technology, including but not limited to the Schizochytrium PKS and genetic transformation technologies and the solventless extraction and high density fermentation technologies. MONSANTO will cooperate and cause its employees, former employees (to the extent possible) and agents to cooperate on any transfer under this paragraph. MONSANTO will cooperate and cause its employees, former employees (to the extent possible) and agents to cooperate respecting patent prosecutions related to OMEGATECH Technology and/or Jointly Developed Technology, at OMEGATECH expense.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

            The items in subparagraphs b, c and d above shall be transferred to OMEGATECH as soon as practicable, but no later than 90 days after the date of the Agreement. MONSANTO may retain a single copy of material transferred for archival purposes.

            e)     After the date of this Agreement, MONSANTO shall retain copies of necessary documentation and materials, and shall be granted such limited license, if necessary, that may be required to fulfill the obligations under paragraph 16, and shall be permitted to assign such rights, transfer such documentation, and share information with CP Kelco so that CP Kelco may fulfill its obligations under the Contract Manufacturing Agreement (“CMA”) attached as Exhibit A. If CP Kelco develops any process improvement related exclusively to DHA Product manufacturing pursuant to the CMA, MONSANTO agrees to assign any rights or interest that it may possess pursuant to the CMA to OMEGATECH. MONSANTO further agrees to assign its interest under the CMA to OMEGATECH, at OMEGATECH’s option, following the Lehman/Hercules sale.

        8) MONSANTO shall not assert against OMEGATECH and its sublicensees any patents resulting from PCI application number PCT/US98/11639 and all corresponding patents in the chain whether already issued or issued on any applications which are either divisional, continuation, continuation-in-part or any corresponding patents related to any of the foregoing, such non-assert to apply only in the fields of:

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

            a)    Improvements or modifications to algal and protist strains, including without limitation Thraustochytrid strains, and/or Mortierella sect. schmuckeri fungal strains;

            b)    Fermentation, recovery and purification systems/processes for the production of products and products derived from algal and protist strains, including without limitation Thraustochytrid strains, and/or Mortierella sect. schmuckeri fungal strains; and

            c)    The use of algal and protist genes, including without limitation Thraustochytrid genes, and Mortierella sect. schmuckeri genes in higher plants.

        9) MONSANTO shall not assert any MONSANTO technology which is required to practice OMEGATECH Technology and/or Jointly Developed Technology, such non-assert to apply only in the fields of:

            a)    Improvements or modifications to algal and protist strains, including without limitation Thraustochytrid strains, and/or Mortierella sect. schmuckeri fungal strains; and

            b)     Fermentation, recovery and purification systems/processes for the production of products and products derived from algal and protist strains, including without limitation Thraustochytrid strains, and/or Mortierella sect. schmuckeri fungal strains.

        10) For five (5) years after the date of this Agreement, MONSANTO shall not commercialize or license others to commercialize any Animal Application Product containing LC PUFAs, as defined below.

         After five (5) years from the date of this Agreement, MONSANTO shall not commercialize or license others to commercialize any Animal Application Product containing LC PUFAs, unless it notifies OMEGATECH in writing that it waives its right to receive any further Annual Payments.

        11) MONSANTO shall not commercialize or license others to commercialize any Human Application Product containing LC PUFAs, unless it first notifies OMEGATECH in writing that it waives its rights to further Annual Payments for Human Application Products under this Agreement, and accepts a corresponding 67% reduction in the Cap and the payments provided pursuant to Paragraph 4, provided, however, that this provision shall not require any refund to OMEGATECH. Notwithstanding the foregoing, so long as OMEGATECH has performed its obligations pursuant to Paragraph 1, Paragraph 3, and Paragraph 4, MONSANTO shall not commercialize any Human Application Product containing or produced using algal source LC PUFAs, unless such Human Application Product is produced using algal source LC PUFAs purchased from OMEGATECH; provided, however, that if MONSANTO commercializes any Human Application Product containing or produced using lawfully acquired OMEGATECH algal source LC PUFAs, then all of OMEGATECH’s payment obligations hereunder shall continue in full force and effect. In the event that MONSANTO commercializes any Human Application Product containing or produced using non-OMEGATECH algal source LC PUFAs, all of OMEGATECH’S payment obligations hereunder shall cease and OMEGATECH may pursue any other available remedies at law or equity.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        12) The terms "MONSANTO" and "OMEGATECH" shall mean the following:

            a)    MONSANTO will be defined to mean the Nutrition and Agricultural businesses of Monsanto Company prior to the merger of Monsanto Company with Pharmacia & Upjohn, Inc. ("the Monsanto Legacy Company").

                  i)    Subject to subparagraph (v) hereof, if MONSANTO, or any of its components, shall merge, acquire, or be acquired by a company that has an LC PUFA business, MONSANTO shall have the option to go forward with the transaction, and the provisions of Paragraphs 10 and 11 shall terminate; if MONSANTO elects to go forward with any such transaction, MONSANTO shall forego all future payments as described in Paragraphs 1 and 3 of this Agreement.

                  ii)    If, within twelve months from the date of this Agreement, Pharmacia Corporation transfers to another entity all or substantially all of the assets of the Monsanto Legacy Company, the provisions of this Agreement shall apply only to that entity, provided that such entity is publicly traded within twelve months of the date of this Agreement.

                  iii)    If the transfer and public trading described in subparagraph 12(a)(ii) above does not occur within twelve months from the date of this Agreement, the provisions of this Agreement shall apply to MONSANTO and any business of Pharmacia Corporation or any of its subsidiaries that was acquired or came into existence on or after April 3, 2000. In no event shall the provisions of this Agreement apply to the business of Pharmacia & Upjohn, Inc. existing prior to April 3, 2000.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                  iv)    MONSANTO does not include the to-be-divested Biopolymers business of Pharmacia Corporation.

                  v)    Notwithstanding any other provision of this Agreement, divestiture of assets from the Monsanto Legacy Company unrelated to the Biotech and Nutrition Businesses are outside the provisions of this Agreement. For purposes of this section, the Biotech and Nutrition Businesses shall include any business involved in the development or commercialization of genetically modified organisms or products for human or animal nutrition or health.

            b)    "OMEGATECH" shall mean OmegaTech, Inc.

        13) All capitalized words are defined as set forth in the License Agreement, unless otherwise stated. The definitions that are effective as of May 10, 2000 from the License Agreement that are incorporated into this Agreement shall survive the termination of the License Agreement.

        14) All claims and counterclaims that were or could have been asserted in the pending Arbitration will be dismissed with prejudice. The parties agree to mutually release one another from any such claims or counterclaims. Notwithstanding the foregoing, all Animal Application Products already shipped to OMEGATECH in 2000 shall be re-priced by MONSANTO and paid for by OMEGATECH pursuant to the License Agreement pricing schedule not to exceed */lb. All Human Application Products already shipped to OMEGATECH in 2000 shall be paid by OMEGATECH at the invoiced price. All shipments of Product after the date of this Agreement shall be priced according to the price schedule attached as Exhibit A. The March 2000 royalty payment made by MONSANTO will be retained by OMEGATECH without offset against other payments it owes or may owe to MONSANTO.

        15) Each party shall bear its own costs, attorneys’ fees and party appointed arbitrator’s fees, and the parties shall split equally the umpires’ fees and costs and the AAA fees and expenses applicable to the Arbitration settled by this Agreement.

        16) MONSANTO shall remain obligated, for a period not to exceed 24 months from the date of this Agreement, to: a) supply those DHA biomass and oil Products listed on the last page of Exhibit A attached at the prices listed thereon in accordance with terms and specifications currently in effect for a period until alternative arrangements are made, and b) insure that appropriate certificates will be supplied to OMEGATECH as evidence of product quality/specifications and standard manufacturing practice for the food and VMS industries; provided, however, that, in no event shall the prices for any Products exceed prices charged to MONSANTO by CP Kelco. The management of the current oil processing (POS) and spray drying (Culver) operations will become the responsibility of OMEGATECH within 180 days of the date of this Agreement. OMEGATECH and MONSANTO agree to begin work immediately and to cooperate to complete the transitioning of all remaining production to OMEGATECH managed producers as quickly as possible. OMEGATECH shall have sole responsibility for negotiation and execution of all supply contracts relating to such operations and production. Acceptance of prospective tolling producers will be based on OMEGATECH’s capacity, cost and quality requirements. Payment terms shall be ninety (90) days for Animal Application Products and Aquaculture Products and thirty (30) days for Human Application Products.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        17) All equipment that will be retained by MONSANTO following the Lehman/Hercules sale shall be made available for sale to OMEGATECH at mutually agreed upon prices. Within ten (10) days of the date of this Agreement, MONSANTO will provide OMEGATECH with a list of all equipment retained by MONSANTO pursuant to the terms of the Lehman/Hercules sale agreement. OMEGATECH shall within one hundred eighty (180) days thereafter notify MONSANTO of any of that equipment that it desires to purchase. The sale of any such equipment shall occur no later than thirty (30) days after MONSANTO and OMEGATECH mutually agree to the sale.

        18) In the event of any disputes hereunder, Judge Eugene F. Lynch, or another arbitrator agreed upon by the parties, will act as the sole arbitrator with power to issue a final and binding award. Any arbitration arising from this Agreement shall be conducted in Denver, under the Commercial Arbitration Rules of the AAA with costs and attorneys’ fees to be borne by the losing party.

        19) MONSANTO shall hold all OMEGATECH Technology and Jointly Developed Technology in confidence until the specific technology in question becomes publicly available through no fault of MONSANTO. All Confidentiality obligations shall survive the termination of this Agreement.

        20) The Term of this Agreement shall be the later of satisfaction by OMEGATECH of its payment obligations under this Agreement or five years from the date of this Agreement.

        21) At all times during the pendency of this Agreement, OMEGATECH shall maintain at its principal place of business books of account that shall show a true and accurate record of Net Sales in accordance with this Agreement. Such books of account shall be open to annual inspection and examination at reasonable times by MONSANTO and its duly authorized representatives. In the event that any such examination reveals a verified shortfall in an Annual Payment greater than $10,000, OMEGATECH shall reimburse MONSANTO for any such shortfall and the costs associated with such examination.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        22) Neither party shall make any public statement regarding the terms of this Agreement, without the approval of the other party; such approval shall not be unreasonably withheld or delayed.

        23) All notices under or in connection with this Agreement shall be in writing and shall be deemed to have been given at the time delivered personally to the other party, or one business day following transmission by facsimile to the other party if receipt of such is confirmed by the other party, or ten business days following deposit in a United States post office or in the equivalent thereof for a foreign country by registered or certified mail, receipt requested, with postage fully prepaid, or one business day following deposit with an overnight delivery service, receipt requested, with fees prepaid, to the respective party at the following addresses, or at such other address as designated in writing by a party:

           OmegaTech:

                Mark A. Braman, President & CEO
                OmegaTech, Inc.
                4909 Nautilus Ct. N.
                Boulder, CO 80302
                (303) 381-8181 Fax

                with a copy to:

                Robert M. Di Scipio, VP, Secretary and General Counsel
                OmegaTech, Inc.
                4909 Nautilus Ct. N.
                Boulder, CO 80302
                (303) 381-8185 Fax

           Pharmacia Corporation:

                Ganesh M. Kishore, President
                Nutrition Sector
                Monsanto Company
                800 North Lindbergh Blvd.
                St. Louis, MO 63167
                (314) 694-7790 Fax

                with a copy to:

                R. William Ide, III, Esq.
                Monsanto Company
                800 North Lindbergh Blvd.
                St. Louis, MO 63167
                Fax: (314) 694-6399

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        24) All payments under this Agreement shall be made to Pharmacia Corporation or such other entity as MONSANTO shall designate in writing. The right to receive such payment shall reside with MONSANTO and may not be transferred to any other entity.

        25) The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

        26) This Agreement shall be binding upon and inure to the benefit of all of the parties and, unless limited by this Agreement, their successors, legal representatives and permitted assigns.

        27) The parties agree that in the event any provision of this Agreement is determined to be invalid, such invalidity will not affect the validity of remaining portions of this Agreement, and further agree to substitute for the invalid provision, a provision which most closely approximates the intent and economic effect of the invalid provision.

        28) Either party shall be excused from its performance obligations hereunder to the extent that such performance obligations are prevented by wars, riots, strikes, floods, fires, storms, power outages, Acts of God, or other similar events beyond the reasonable control of such party (collectively a “Force Majeure Event”), provided that such party shall take reasonable action to mitigate the effect of such Force Majeure Event.

        29) The parties agree that this Agreement constitutes the entire agreement and understanding of the parties related to the subject matter hereof, and this Agreement supersedes all previous communications, proposals, representations and agreements, whether oral or written, relating hereto.

        30) The parties agree that this Agreement can only be modified by further written agreement by the parties.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        31)The parties agree that this Agreement is entered into and shall be governed in accordance with the laws of the State of Colorado, U.S.A., without reference to conflict of laws principles.

        32) Except as provided in paragraph 7 (e), nothing in this Agreement shall be construed as granting an express or implied license to MONSANTO for any OMEGATECH Technology or Jointly Developed Technology.

        33) Wherever used in this Agreement, a product containing LC PUFAs means a product containing more than 0.1% (as percent total fatty acids) long chain polyunsaturated fatty acids with 18 or more carbons with 4 or more double bonds.

OMEGATECH Inc., by:	PHARMACIA CORPORATION, by:
/s/Mark A. Braman Mark A. Braman President and CEO Dated: May 10, 2000	/s/Ganesh M. Kishore Ganesh M. Kishore President, Nutrition Sector Dated: May 10, 2000

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

DEFINITIONS TO SETTLEMENT TERMS

Definitions

        1.1. “Omega-3 PUFA” As used herein, the term “Omega-3 PUFA” shall mean polyunsaturated fatty acids in which the ultimate ethylenic bond is 3 carbons from and including the terminal methyl group of the fatty acid. Examples include, but are not limited to, C20:5w3, C22:5w3 and C22:6w3.

        1.2 “Omega-6 PUFA” As used herein, the term “Omega-6 PUFA” shall mean polyunsaturated fatty acids in which the ultimate ethylenic bond is 6 carbons from and including the terminal methyl group of the fatty acid. Examples include, but are not limited to, C22:5w6 and C20:4w6.

        1.3 “Microorganisms” As used herein, the term “Microorganisms” shall mean microorganisms deposited with the American Type Culture Collection having ATCC Ascension Nos. 20888, 20889, 20890, 20891 and 20892 and progeny and derivatives thereof (including genetically modified and mutated derivatives) and materials produced by such microorganisms, but only to the extent such materials are produced by the specific microorganisms and progeny and derivatives thereof listed in this Paragraph 1.3.

        1.4 “Technology” As used herein, the term “Technology” shall mean any or all of the following which relate to any Omega-3 PUFA, any Omega-6 PUFA or Microorganisms: all know-how; trade secrets; inventions (conceived of or reduced to practice, whether patented or not); developments; all foreign and domestic patents and patent applications; and improvements and modifications; including, without limitations, microorganisms; compositions; processing data; characterization information; engineering, design and production information; formulations; product compositions; methodologies and processes.

        1.5 “OMEGATECH Technology” As used herein, the term “OMEGATECH Technology” shall mean all Technology now or hereafter owned by, legally in the possession of, or developed by OMEGATECH, which OMEGATECH has the right to license, including, but not necessarily limited to, the Licensed Patents and Microorganisms.

        1.6 “MERCK Technology” As used herein, the term “MERCK Technology” shall mean all Technology now or hereafter owned by, legally in the possession of, or developed by MERCK, which MERCK has the right to license.

        1.7 “Jointly Developed Technology” As used herein, the term “Jointly Developed Technology” shall mean either (i) improvements, modifications or developments to OMEGATECH Technology which are developed solely by MERCK and/or on behalf of MERCK by parties other than OMEGATECH, or (ii) any Technology which is developed jointly by OMEGATECH and MERCK.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        1.8 “Licensed Technology” As used herein, the term “Licensed Technology” shall mean all OMEGATECH Technology and Jointly Developed Technology.

        1.9 “Licensed Patents” As used herein, the term “Licensed Patents” shall mean all valid U.S. and foreign patents and patent applications listed in Appendix A as well as all future valid patents and patent applications which are developed or generated by OMEGATECH and directed to Technology. As used herein, the term “valid patent” refers to issued patents which have not been subject to a decision by a court of competent jurisdiction declaring such patent invalid and from which no appeal has been taken.

        1.10 “Products” As used herein, the term “Products” shall mean any material, composition, or other matter which includes or is produced by employing Technology.

        1.11 “Human Application Products” As used herein, the term “Human Application Products” shall mean Products which are designed for direct human consumption or other direct human use; however, Human Application Products shall not include Products (e.g., eggs, meat and milk) produced by animals which have been fed Animal Application Products.

        1.12 “Animal Application Products” As used herein, the term “Animal Application Products” shall mean Products which are designed for consumption by animals, (excluding aquatic organisms, such as fish, marine mammals, mollusks and crustaceans) and shall include animals and animal products produced using Technology.

        1.13 “Aquaculture Products” As used herein, the term “Aquaculture Products” shall mean any Products which are designed to be fed to aquatic organisms, including fish, marine mammals, mollusks and crustaceans.

        1.14 “Companion Animal Products” As used herein, the term “Companion Animal Products” shall mean Products which are designed for direct consumption or direct use by dogs, cats, horses and rodents, wherein said dogs, cats, horses and rodents are not intended for consumption by humans or other animals.

        1.15 “Licensed Products” As used herein, the term “Licensed Products” shall mean any of the following which includes or is produced by employing any Licensed Technology: (i) Human Application Products; or (ii) Aquaculture Products.

        1.16 “Non-Exclusive Licensed Products” As used herein, the term “Non-exclusive Licensed Products” shall mean Animal Application Products and Companion Animal Products which include or are produced by employing any Licensed Technology and which are sold by MERCK under the limited exceptions provided for in Paragraph 6.3.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        1.17 “License” As used herein, the term “License” shall mean the exclusive license granted by OMEGATECH to MERCK, as described in Paragraph 2.1.

        1.18 “License Termination Date” As used herein, the term “License Termination Date” shall mean the date for which the License expires in the United States as set forth in Section 11.1.

        1.19 “Annual Minimums” As used herein, the term “Annual Minimums” shall mean the annual minimum royalties as defined in Paragraphs 3.2 and 3.3.

        1.20 “Affiliate” As used herein, the term “Affiliate” shall mean a person that controls, is controlled by, or is under common control with a party to this Agreement. A person includes an individual, corporation, partnership, association, trust, limited liability company, joint venture or other entity. A person owning, directly or indirectly, 50% or more of the equity interest and title to elect the directors or management personnel of another person shall be deemed conclusively to be its controlling person. Two or more persons, the equity interest of which are controlled by the same person, shall be deemed conclusively to be under common control.

        1.21 “Ingredient Blend” As used herein, the term “Ingredient Blend” shall mean a Licensed Product comprising at least two components wherein at least one of said components does not fall within the definition of Licensed Products; wherein said Licensed Product is sold to a third party which is not a MERCK Affiliate, and wherein said third party: (1) adds materials which are not Licensed Products to create a new composition; and (2) sells said new composition to an unrelated party.

        1.22 “Ingredient Blend Modification Factor” As used herein, the term “Ingredient Blend Modification Factor” shall mean a fraction that is greater than zero and less than one that is calculated by:

                 (a) determining the total inventory cost for those components of an Ingredient Blend which independently fall within the definition of Licensed Products (“Inventory Cost of Licensed Product Components of Ingredient Blend”);

                 (b) determining the total inventory cost for all of the components of an Ingredient Blend ("Inventory Cost of all Ingredient Blend Components"); and

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

                 (c) dividing (a) by (b), i.e.

                                              Inventory Cost of Licensed Product
   Ingredient Blend Modification Factor =       Components of Ingredient Blend
                                                ------------------------------
                                                        Inventory Cost of
                                                All Ingredient Blend Components

        1.23 “Net Sales” As used herein, the term “Net Sales” shall mean the gross dollar amount of sales of Licensed Products invoiced to a customer by MERCK, its Affiliates, permitted sublicensees or permitted assignees, less any of the following items included in the gross dollar amount of sales and shown on the applicable invoice:

                 (a) any of the following actually allowed to customers: quantity discounts, cash discounts, returns, rebates or retroactive price reductions;

                 (b) excise, sales or value added taxes; or

                 (c) for sales outside the United States: freight, duties, warehousing and port clearance charges, or distributor discounts or allowances.

        For sales outside the United States, a deduction shall be permitted for commissions, if any, paid on the applicable transaction to unrelated third parties (i.e., individuals who are not employed by MERCK or an Affiliate, or entities which are not MERCK or an Affiliate). If a Licensed Product is sold for less than its fair market value, the gross dollar amount of such sale will be increased to reflect the fair market value for such Licensed Product which would be paid by an unrelated buyer after arms length negotiations.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT A

DHA CONTRACT MANUFACTURING AGREEMENT

*

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT D-CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT

*

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT A – PRODUCTS AND PRICES

Product	Price per pound
*	*

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

AMENDMENT NUMBER 1 TO SETTLEMENT TERMS RELATED TO ARBITRATION OF LICENSE AGREEMENT

*

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.